Exhibit 99.1

Acer Therapeutics Announces Partial Exercise of Over-allotment Option in Public Offering

NEWTON, MA – Dec. 27, 2017 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and ultra-rare diseases with critical unmet medical need, today announced that the underwriters of its previously announced public offering of common stock have partially exercised their over-allotment option by the purchase of an additional 130,000 shares at a price to the public of $12.00 per share, resulting in additional gross proceeds of $1.56 million, before deducting underwriting discounts and commissions and other offering expenses payable by Acer. After giving effect to the partial exercise of the over-allotment option, the total number of shares sold by Acer in the offering increased to 1,046,667 shares and the total gross proceeds increased to $12.56 million.

Acer intends to use the net proceeds from this offering to fund its research and development efforts, to seek regulatory approval for EDSIVO™, to invest in pre-commercial activities for EDSIVO™ and for general corporate purposes, including working capital and other general and administrative purposes.

William Blair & Company, L.L.C. acted as sole book-running manager of the offering. H.C. Wainwright & Co. acted as lead manager of the offering.

The shares of common stock described above were offered by Acer pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission. The offering was made only by means of a prospectus supplement and an accompanying prospectus. Copies of the final prospectus supplement and the accompanying prospectus may be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Telephone: (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acer Therapeutics

Acer, headquartered in Newton, MA, is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for patients with serious rare and ultra-rare diseases with critical unmet medical need. Acer’s late-stage clinical pipeline includes two candidates for severe genetic disorders for which there are few or no FDA-approved treatments: EDSIVO™ (celiprolol) for vEDS, and ACER-001 (a fully taste-masked, immediate release formulation of sodium phenylbutyrate) for urea cycle disorders (UCD) and Maple Syrup Urine Disease (MSUD). There are no FDA-approved drugs for vEDS and MSUD and limited options for UCD, which collectively impact more than 4,000 patients in the United States. Acer’s product candidates have clinical proof-of-concept and mechanistic differentiation, and Acer intends to seek approval for them in the U.S. by using the regulatory pathway established under section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FFDCA, that allows an applicant to rely for approval at least in part on third-party data, which is expected to expedite the preparation, submission, and potential approval of a marketing application.

For more information, visit www.acertx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the expected use of the net proceeds from the offering, and the development and future potential of Acer’s product candidates. Acer may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with market conditions, unexpected cash requirements, changes in Acer’s business plan, and the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics. Acer disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and the Registration Statement on Form S-3 (File No. 333-208314) for the public offering. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-535-7743

hans@lifesciadvisors.com

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